EXHIBIT 13.2

CERTIFICATION OF THE EXECUTIVE VICE PRESIDENT – FINANCE

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. §1350)

In connection with the Annual Report on Form 20-F of Air France-KLM (the “Company”) for the period ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report), I, Philippe Calavia, the Executive Vice President—Finance of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the report.

Date: July 9, 2007

/s/ Philippe Calavia
Philippe Calavia